EXHIBIT 99.1

Hub Group, Inc. Announces First Quarter Earnings Guidance And Schedules First Quarter Earnings Conference Call

DOWNERS GROVE, Ill. – (PRNewswire) – March 23, 2009 -- Hub Group, Inc. (Nasdaq: HUBG) announced today that it expects first quarter 2009 earnings to be in the range of $0.15 to $0.20 per diluted share.  This earnings guidance includes approximately $800,000 of severance as part of our previously announced restructuring plan and assumes 37.5 million diluted shares outstanding.

Intermodal and truck brokerage volume declined due to the continued downturn in the economy.  The Company expects intermodal volume to be down 5% to 7% for the first quarter.  The Company estimates truck brokerage revenue will be down 22% to 28% in the first quarter due to declines in price, volume and fuel.   Hub Group estimates the decline related to fuel to be about 8%.  We believe our volume decline is in line with recent market trends and does not represent a loss of market share.  The logistics business continues to perform well, with revenue expected to increase 18% to 22% in the first quarter.

“Hub Group’s freight levels and earnings continue to be impacted by the severe economic recession,” said Dave Yeager, Chief Executive Officer.  ”Despite the economic challenges, each business line remains profitable, with our logistics business showing impressive growth.  We remain focused on protecting our market share and servicing our customers.  The cost-cutting initiatives that we previously announced are well underway and our headcount is down approximately 70 people since January 1.  Our variable cost, asset-light model combined with our excellent financial position, which includes no debt and over $100 million in cash, ensure that we will emerge from this downturn in a position of strength.”

Hub Group, Inc. will announce its first quarter results on Wednesday, April 22 after the market closes.  Hub Group will hold a conference call at 5:00 p.m. Eastern Time on April 22, 2009 to discuss its first quarter results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer, and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 680-0865.  The conference call participant code is 15068357. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PX96NYBH7 .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2008. Hub Group assumes no responsibility to update any such forward-looking statements.

SOURCE: Hub Group, Inc.
CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214